As filed with the Securities and Exchange Commission on February 4, 1997
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                                               Registration No. 333-_________
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                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                              ---------------


                                 FORM S-8

                          REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933
                              ---------------


                      PARADIGM ADVANCED TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)
                              ---------------


       Delaware                                         33-0692466
(State or Other Jurisdiction of                       (I.R.S. Employer
 Incorporation or Organization)                       Identification No.)
                              ---------------


                          5140 Yonge Street, Suite 1525
                       North York, Ontario, Canada M2N 6L7
                                  (416) 222-9629
                    (Address of Principal Executive Offices)
                                  ---------------


        Paradigm Advanced Technologies, Inc. 1996 Stock Option Plan
                        (Full Title of the Plan)
                           ---------------


               Jack Y. L. Lee                     Paul J. Pollock, Esq.
          Chief Executive Officer                Piper & Marbury L.L.P.
    Paradigm Advanced Technologies, Inc.       1251 Avenue of the Americas
       5140 Yonge Street, Suite 1525             New York, NY 10020-1104
    North York, Ontario, Canada M2N 6L7              (212) 835-6000
               (416) 222-9629
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agents for Service)
                          ---------------


                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                     Proposed Maximum Proposed Maximum
 Title of   Amount to be    Offering Price      Aggregate         Amount of
 Securities Registered (1)  Per Share(2)   Offering Price(2) Registration Fee(2)
 to be
 Registered
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Common Stock,
 par value    10,000,000      $0.375        $3,750,000         $1,136.36
 $0.0001 per
 share
--------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416,this Registration Statement also covers such additional shares as may become issuable pursuant to the antidilution provisions of the Paradigm Advanced Technologies, Inc. 1996 Stock Option Plan.

(2) Pursuant to Rule 457(c), the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee are based upon the last sale price of the Common Stock of the registrant on the Nasdaq Electronic Bulletin Board on February 3, 1997.


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




================================================================================

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                                 PART II


         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference.

         The following documents have been filed by Paradigm Advanced Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference: (a) Registration Statement on Form SB-2 dated December 23, 1996; (b) Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996, and (c) the description of the Company's Common Stock contained in its Registration Statement on Form 10-SB dated August 1, 1996, as amended.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this registration statement (the "Registration Statement") and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  Description of Securities.

         Not required.

ITEM 5.  Interests of Named Experts and Counsel.

         No expert or counsel was hired on a contingent basis, will receive any direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer or employee of the Company.


ITEM 6.  Indemnification of Directors and Officers.

         The Company is required by its By-Laws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that the Company is permitted to indemnify. The Company's Certificate of Incorporation specifically requires indemnification of such parties to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law.

         Section 102(b)(7) of the Delaware General Corporation Law generally allows the Company to indemnify its directors except in the event of: (1) a breach of the duty of loyalty to the Company or its stockholders; (2) an act or omission that involves intentional misconduct or a knowing violation of the law and an act or omission not in good faith; (3) liability arising under Section 174 of the Delaware General Corporation Law relating to unlawful stock purchases, redemptions, or payment of dividends; or (4) a transaction in which the potential indemnitee received an improper personal benefit.

         Section 145 of the Delaware General Corporation Law permits the Company to indemnify its directors, officers, employees or agents against expenses, including attorney's fees, judgments, fines and amounts paid in settlements actually and reasonably incurred in relation to any action, suit, or proceeding brought by third parties because they are or were directors, officers, employees or agents of the Company. In order to be eligible for such indemnification, however, the directors, officers, employees or agents of the Company must have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company. In addition, with respect to any criminal action or proceeding, the officer, director, employee or agent must have had no reason to believe that the conduct in question was unlawful.

         In derivative actions, the Company may only indemnify its officers, directors, employees and agents against expenses actually and reasonably incurred in connection with the defense or settlement of a suit, and only if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company. Indemnification is not permitted in the event that the director, officer, employee or agent is actually adjudged liable to the Company unless, and only to the extent that, the court in which the action was brought so determines.


ITEM 7.  Exemption From Registration Claimed.

         Not applicable.


ITEM 8.  Exhibits.

   Exhibit
   Number   Description

   4        Paradigm Advanced Technologies, Inc. 1996 Stock Option Plan.

   5        Opinion of Piper & Marbury L.L.P. (contains Consent of Counsel).

   23.1     Consent of Piper & Marbury L.L.P. (contained in Exhibit 5).

   23.2     Consent of Bronberg & Associates.


ITEM 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes to:

                  (1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  include any prospectus required by section 10(a)
      (3) of Securities  Act of 1933, as  amended  (the "Securities
      Act");

               (ii)  reflect in the  prospectus  any facts or events
      arising  after  the  effective   date  of  this   registration
      statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
      Registration   Fee"  table  in  the   effective   Registration
      Statement; and

               (iii)  include    any  additional or changed material
      information on the plan of distribution.

         PROVIDED HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) for the purpose of determining any liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3)  file  a   post-effective   amendment   to   remove   from
         registration any of the securities that remain unsold at the end of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
    Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is
    asserted by such director,  officer or controlling   person in  connection
    with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by
    controlling  precedent,   submit to  a court of appropriate  jurisdiction
    the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North York, Province of Ontario, Canada, on this 31st day of January, 1997.

                                    PARADIGM ADVANCED TECHNOLOGIES, INC.

                                   By: /s/ Jack Y.L. Lee
                                       Jack Y. L. Lee
                                       Chief Executive Officer and
                                       Chief Financial Officer



                                   By: /s/ David Kerzner
                                       David Kerzner
                                       President

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jack Y.L. Lee      Chief Executive Officer,           January 31, 1997
Jack Y. L. Lee         Chief Financial Officer and
                       Director



/s/ David Kerzner      President and Director             January 31, 1997
David Kerzner



/s/ Jacob Kerzner      Director                           January 31, 1997
Jacob Kerzner

                                 EXHIBIT INDEX

   Exhibit
   Number     Description

   4          Paradigm Advanced Technologies, Inc. 1996 Stock Option Plan.

   5          Opinion of Piper & Marbury L.L.P. (contains Consent of Counsel).

   23.1       Consent of Piper & Marbury L.L.P. (contained in Exhibit 5).

   23.2       Consent of Bronberg & Associates.

                                                            Exhibit 4


                      PARADIGM ADVANCED TECHNOLOGIES, INC.

                             a Delaware Corporation

                                 (the "Company")



                             1996 STOCK OPTION PLAN

 (As adopted by the Board of Directors and Shareholders on the 12th day of January 1996)



         1.       Purposes



                  The Company's 1996 Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel for positions of substantial responsibility with the Company and its subsidiaries, if any, and to provide additional incentive to such persons to exert their maximum efforts toward the success of the Company. The Plan is also intended to provide and encourage stock ownership by officers, directors, employees and consultants of the Company and to afford such persons the right to increase their proprietary interest in the Company. The above aims will be effectuated through the granting of certain options ("Options") to purchase shares of the Company's common stock, par value $.0001 per share (the "Common Stock"). Under the Plan, the Company may grant "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Options which are not intended to be ISOs ("Non-Qualified Options").



         2.       Administration of the Plan.



         The Plan shall be administered by a committee (the "Committee") consisting of at least two (2) persons, appointed by the Board of Directors of the Company (the "Board of Directors"). Within the limits of the express provisions of the Plan, the Committee shall have the authority, in its discretion, to take the following actions under the Plan:



         (a) to determine the individuals to whom, and the time or times at which, Options shall be granted, the number of shares of Common Stock to be subject to each of the Options and whether such Options shall be ISOs or Non-Qualified Options,



         (b)      to interpret the Plan;



         (c) to prescribe, amend and rescind rules and regulations relating to the Plans;



         (d) to determine the terms and provisions of the respective stock option agreements granting Options, including the date or dates upon which Options shall become exercisable, which terms need not be identical;



         (e)      to accelerate the vesting of any outstanding Options; and



         (f) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.



         In making such determinations, the Committee may take into account the nature of the services rendered by such individuals, and such other factors as the Committee, in its discretion, shall deem relevant. An individual to whom an Option has been granted under the Plan is referred to herein as an "Optionee". The Committee's determinations on the matters referred to in this Section 2 shall be conclusive.



         3.       Shares Subject to the Plan.



         (a) The total number of shares of Common Stock for which Options may be granted under the Plan shall be 10,000,000.



         (b) The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of outstanding Options. The shares of Common Stock to be issued upon exercise of Options shall be authorized and unissued or reacquired shares of Common Stock.



         (c) The shares of Common Stock relating to the unexercised portion of any expired, terminated or canceled Option shall thereafter be available for the grant of new Options under the Plan.



         4.       Eligibility.



         (a) Options may be granted under the Plan only to directors, employees and consultants of the Company or any "subsidiary corporation" of the Company within the meaning of Section 424 (f) of the Code (a "Subsidiary"). The term "Company" when used in the context of an Optionee's employment, shall be deemed to include the Company and its Subsidiaries.



         (b) Nothing contained in the Plan shall be construed to limit the right of the Company to grant stock options otherwise than under the Plan for proper corporate purposes.



         5.       Terms of Options.



         The terms of each Option granted under the Plan shall be determined by the Committee consistent with the provisions of the Plan, including the following:



         (a) The purchase price of the shares of Common Stock subject to each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted; provided, however, that in no event shall such purchase price be less than the Fair Market Value (as defined in paragraph (g) of this Section
5) of the shares of Common Stock as of the date such Option is granted.



         (b) The dates on which each Option (or portion thereof) shall be exercisable shall be fixed by the Committee, in its discretion, at the time such Option is granted.



         (c) The expiration of each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date of its grant and each Option shall be subject to earlier termination as determined by the Committee, in its discretion, at the time such Option is granted.



         (d) Options shall be exercised by the delivery to the Company at its principal office or at such other address as may be established by the Committee (Attention: Corporate Secretary) of written notice of the number of shares of Common Stock with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such shares. Unless otherwise determined by the Committee at the time of grant, payment for such shares may be made (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company of shares of Common Stock having a Fair Market Value equal to such purchase price, (iii) by delivery to the Company of shares of Common Stock having a Fair Market Value equal to such purchase price, (iv) at the discretion of the Committee, by simultaneously exercising Options and selling the shares of Common Stock acquired thereby, pursuant to a brokerage or similar arrangement approved by the Committee, and using the proceeds as payment of such purchase price, or (v) by any combination of the methods of payment described in
(i) through (iv) above.



         (e) An Optionee shall not have any of the rights of a holder of the Common Stock with respect to the shares of Common Stock subject to an Option until such shares are issued to such Optionee upon the exercise of such Option.



         (f) An option shall not be transferable, except by will or the laws of descent and distribution,and during the lifetime of an Optionee, may be exercised only by the Optionee. No Option granted under the Plan shall be subject to execution, attachment or other process.



         For the purposes of the Plan, the Fair Market Value of the Common Stock as of any date shall be as determined by the Committee and such determination shall be binding upon the company and upon the Optionee. The Committee may make such determination (i) if the Common Stock is not then listed and traded upon a recognized securities exchange, upon the basis of the mean between the bid and asked quotations on the relevant date (as reported by a recognized stock quotation service) or, if there are no such bid and asked quotations on the relevant date, then upon the basis of the mean between the bid and asked quotations on the date nearest the relevant date or (ii) in case the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System National Market System "NASDAQ NMS") or listed on one or more national securities exchanges, the Fair Market Value of the Common Stock as of any date shall be deemed to be the mean between the highest and lowest sale prices of the Common Stock reported on the NASDAQ-NMS or the principal national securities exchange on which the Common Stock is listed and traded on the immediately preceding date, or, if there is no such sale on that date, then on the last preceding date, on which such a sale was reported.



         6.       Special Provisions Applicable to ISOs.



         The following special provisions shall be applicable to ISOs granted under the Plan.



         (a) No ISOs shall be granted under the Plan after ten (1O) years from the earlier of (i) the date the Plan is adopted, or (ii) the date the Plan is approved by the Company's shareholders as provided in Section 10 hereof.



         (b) If an ISO is granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the purchase price of the shares subject to the Option shall not be less than 110% of the Fair Market Value of such shares as of the date such Option is granted.



         (c) If the aggregate Fair Market Value of the Common Stock with respect to which ISOs are exercisable for the first time by any Optionee during a calendar year exceeds $100,000, such ISOs shall be treated, to the extent of such excess, as Non-Qualified Options. For purposes of the preceding sentence, the Fair Market Value of the Common Stock shall be determined at the time the ISOs covering such shares were granted.



         7.       Adjustment upon Changes in Capitalization.



         (a) In the event that the outstanding shares of Common Shares are changed by reason of reorganization, reclassification, stock split, combination or exchange of shares and the like, or dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Committee in the aggregate number of shares of Common Stock available under the Plan and in the number of shares of Common Stock and price per share of Common Stock subject to outstanding Options. If the Company shall be sold, reorganized, consolidated, taken private, or merged, with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged (a "Corporate Event"), an Optionee shall at the time of issuance of the stock under such Corporate Event be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such Corporate Event as if he had been, immediately prior to such event, the holder of the number of Common Stock covered by his Option, provided, however, that the Committee may, in its discretion, (i) accelerate the exercisabilility of outstanding Options, and shorten the term thereof, to any date prior to the occurrence of such Corporate Event, or (ii) provide for the cancellation of outstanding Options in exchange for cash equal to the aggregate in-the-money value of such Options at the time of such Corporate Event, as determined in its discretion.



         (b) Any adjustment under this Section 7 in the number of shares of Common Stock subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.



         8.       Termination, Modification and Amendment.



         (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the date of its adoption by the Board of Directors, and no Option shall be granted after termination of the Plan.



         (b) The Plan may at any time be terminated or, from time to time, be modified or amended by the Board of Directors; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the shares of the capital stock of the Company present in person or by proxy and entitled to vote at a meeting duly held in accordance with Delaware law, (i) increase (except as provided by Section 7) the maximum number of shares of Common Stock as to which Options may be granted under the Plan, (ii) reduce the minimum purchase price at which Options may be granted under the Plan, (iii) reduce the minimum purchase price at which Options may be granted under the Plan, or (iv) change the class of persons eligible to receive Options under the Plan.



         (c) No termination, modification or amendment of the plan adversely affect the rights conferred by any Options without the consent of the affected Optionee.



         9.       Effectiveness of the Plan.



         The Plan shall become effective upon adoption by the Board of Directors of the Company, subject to the approval by the shareholders of the Company. Options may be granted under the Plan prior to receipt of such approval, provided that, in the event such approval is not obtained, the Plan and all Options granted under the Plan shall be null and void and of no force and effect.



         10.      Not a Contract of Employment.



         Nothing contained in this Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any Optionee any right to remain in the employ of the Company or any Subsidiary.



         11.      Governing Law.



         The Plan shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws thereof



         12.      Withholding.



         As a condition to the exercise of any Option, the Committee may require that an Optionee satisfy, through withholding from other compensation or otherwise, the full amount of federal, state and local income taxes required to be withheld in connection with such exercise.

                                                               Exhibit 5


                          PIPER & MARBURY
                              L.L.P.
                    1251 Avenue of the Americas
                   NEW YORK, NEW YORK 10020-1104
                           212-835-6000                          WASHINGTON
                         FAX: 212-835-6001                        NEW YORK
                                                                PHILADELPHIA
                                                                   EASTON

                         February 3, 1997



Paradigm Advanced Technologies, Inc.
5140 Yonge Street, Suite 1525
North York, Ontario, Canada M2N 6L7

Gentlemen:

         We have acted as counsel to Paradigm Advanced Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 10,000,000 shares of common stock, par value $.0001 per share, of the Company (the "Shares") pursuant to a Registration Statement on Form S-8 of the Company (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). The Shares (i) have been or may be offered for purchase and issued pursuant to the Paradigm Advanced Technologies, Inc. 1996 Stock Option Plan (the "Plan") and
(ii) once issued pursuant to the exercise of options granted under the Plan to optionees may be reoffered and resold by such optionees. This opinion is being provided at your request in connection with the filing of the Registration Statement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Registration Statement.

         In this capacity, we have examined the Registration Statement, the Plan, the Articles of Incorporation and By-Laws of the Company, the proceedings of the Board of Directors of the Company relating to the authorization of the Plan and the authorization and issuance of the Shares, and such other statutes certificates, instruments and documents relating to the Company and matters of law as we have deemed relevant or necessary to the opinion as set forth below. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed. As to factual matters, we have relied on an officer's certificate and have not independently verified the matters stated therein.

         Based upon the foregoing, we are of the opinion and so advise you that the Shares when issued, sold and delivered upon the exercise of any or all of the options in the manner described in the prospectus [included in the Registrations Statement,] are, or when issued and delivered as contemplated in the Registration Statement and in accordance with the Plan, will be, validly issued, fully-paid and non-assessable.

         The opinion expressed in this letter is solely for the use of the Company in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. The opinion expressed in this letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, the firm does not admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                                      Very truly yours,



                                                      Piper & Marbury L.L.P.

                                                                  Exhibit 23.2


         Bromberg & Associate
         Chartered Accountants


         The Board of Directors
         Paradigm Advanced Technologies, Inc.:

         We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                    /s/ Bromberg & Associate

         Downsviw, Ontario
         January ___, 1997